Exhibit 99.1

Solo Brands, Inc. Announces Pricing of Secondary Offering of Class A Common Stock

GRAPEVINE, Texas, May 11, 2023 – Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or the “Company”), an omni-channel platform of beloved brands Solo Stove, Chubbies, Oru Kayak, and ISLE, today announced the pricing of the underwritten public offering of 11,304,348 shares of Solo Brands’ Class A common stock by certain selling stockholders (the “Secondary Offering”), at a price to the public of $5.25 per share. The underwriters will also have a 30-day option to purchase up to an additional 1,695,652 shares of Solo Brands’ Class A common stock from the selling stockholders. The Secondary Offering is expected to close on May 16, 2023, subject to customary closing conditions.

Solo Brands is not selling any shares of Class A common stock in the Secondary Offering and will not receive any proceeds from the sale of shares by the selling stockholders.

BofA Securities, Inc. and Jefferies LLC are acting as joint book-running managers.

A registration statement relating to the Secondary Offering has been filed with the Securities and Exchange Commission and was declared effective on April 28, 2023. The Secondary Offering is being made only by means of a prospectus supplement. Copies of the final prospectus supplement relating to the Secondary Offering, when available, may be obtained from BofA Securities Inc., Attn: Prospectus Department, NC1-022-02-25, 201 North Tryon, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com and Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@jefferies.com.

On May 10, 2023, the Company entered into a stock purchase agreement with the selling stockholders to repurchase 5,605,509 of the Company’s shares of Class A common stock from the selling stockholders in a private transaction (the “Share Purchase”). The Share Purchase is subject to the completion of the Secondary Offering and is expected to close concurrently with the Secondary Offering. The closing of the Secondary Offering is not contingent on the closing of the Share Purchase.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for its firepits, stoves, and accessories, Chubbies, a premium casual apparel and activewear brand, Oru Kayak, innovator of origami folding kayaks, and ISLE, maker of inflatable and hard paddle boards and accessories.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of Solo Brands to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects” and “targets” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including, but not limited to, those related to the Secondary Offering and the Share Purchase, are forward-looking statements. Solo Brands undertakes no obligation to update publicly any forward-looking statements to conform these statements to actual results or to changes in Solo Brands’ expectations, except as may be required by law.

Investor Contact

Bruce Williams

Solobrands@icrinc.com

332-242-4303